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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated June 3, 2004, accompanying the financial statements and schedule included in the Annual Report of Computer Horizons Corp. Employee's Savings Plan on Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Computer Horizons Corp. Employee's on Form S-8 (File No. 033-64763), effective December 5, 1995.

/s/ GRANT THORNTON LLP
Edison, New Jersey
June 3, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM